UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2010

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-14533	52-1322906
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Registrant”), owns a 100% interest in ORP One, LLC, a Maryland limited liability company (the “Company”). The Company owns Fairlane East Apartments (“Fairlane East”), a 244-unit apartment complex located in Dearborn, Michigan.  As previously disclosed, on October 11, 2010, the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, TMF I Fairlane, LLC, a Delaware limited liability company (the “Purchaser”), to sell Fairlane East to the Purchaser for a total sales price of $14,000,000.

On November 10, 2010, the Company and the Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”), pursuant to which (i) the Company and the Purchaser acknowledge the expiration of the feasibility period, (ii) the Company agreed to give the Purchaser a credit against the Purchase Price of $50,000 in connection with litigation at Fairlane East, and (iii) the Company agreed to allow the Purchaser until November 12, 2010 to obtain permanent mortgage financing.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.23       First Amendment to Purchase and Sale Contract between ORP ONE L.L.C., a Maryland limited liability company, and TMF I Fairlane, LLC, a Delaware limited liability company, dated November 10, 2010.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: November 12, 2010